Exhibit 2.2

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”), dated as of January 25, 2013, amends the Agreement and Plan of Merger, dated as of December 17, 2012 (the “Merger Agreement”), among Nielsen Holdings N.V., a Netherlands company (“Parent”), TNC Sub I Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Arbitron Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the parties hereto have entered into the Merger Agreement; and

WHEREAS, in accordance with Section 8.03 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

i. Section 4.09 of the Merger Agreement is hereby amended to add the words “together with any other banks or financial institutions that become party thereto or that provide alternative sources of financing, and each of their respective affiliates, successors and permitted assigns,” in the first sentence of that section immediately prior to “the “Financing Sources”)” and immediately following the third open parenthesis.

ii. No Other Amendments or Supplements to the Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended and supplemented hereby. Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement shall remain unchanged and continue in full force and effect.

iii. Other Miscellaneous Terms. The provisions of Article IX (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Amendment as of the date first written above.

NIELSEN HOLDINGS N.V.

By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Chief Legal Officer

TNC SUB I CORPORATION

By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	President

ARBITRON INC.

By:	/s/ Timothy T. Smith
	Name:	Timothy T. Smith
	Title:	Executive Vice President & Chief Legal Officer

[Signature Page to Amendment No. 1 to Merger Agreement]